Exhibit 99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended November 30, 2025 of Goehring & Rozencwajg Investment Funds (the “Registrant”).

I, Adam A. Rozencwajg, the President and Chief Executive Officer/Principal Executive Officer and Principal Financial Officer of the Registrant, certify that:

1.	The Report fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer/Principal Executive Officer and Principal Financial Officer

Goehring & Rozencwajg Investment Funds

/s/ Adam A. Rozencwajg
Adam A. Rozencwajg
Date: February 6, 2026